UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 18, 2017, the Board of Directors (the “Board”) of SUPERVALU INC. (the “Company”), on recommendation of the Corporate Governance and Nominating Committee, approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access as a means for the Company’s stockholders to include stockholder-nominated director candidates in the Company’s proxy materials for its annual meeting of stockholders. Proxy access will first be available to stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders.
The Bylaws include a new Section 2.16 that permits a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials, director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholder(s) and nominee(s) satisfy the eligibility, procedural and other requirements specified in the Bylaws. The Bylaws also contain conforming changes to Section 2.15 to reflect the inclusion of the proxy access bylaw.
Stockholder requests to include stockholder-nominated directors in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders must be received by the Company no later than February 7, 2017.
The Bylaws, as amended and restated as set forth above, are filed herewith as Exhibit 3.1.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., effective January 18, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 23, 2017

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., effective January 18, 2017